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                                                                    Exhibit 4.14



                                  MORTGAGE NOTE

$21,000,000.00                                                New York, New York
                                                                 January 1, 1994

         FOR VALUE RECEIVED, the undersigned 303-313 EAST 47TH STREET ASSOCIATES, a New York partnership having an office at 305 East 47th Street, New York, New York, PROMISES TO PAY to the order of Corporate Property Investors, a Massachusetts business trust having an office at 305 East 47th Street, New York, New York, on the Maturity Date (as hereinafter defined), the principal sum (the "Principal") of Twenty One Million and 00/100 Dollars ($21,000,000), or so much thereof as may be advanced as hereinafter provided, in lawful money of the United States of America, and to pay interest (the "Interest") on the unpaid principal amount hereof from time to time outstanding, from the date hereof until this Note has been paid in full, as follows:

         1. During the period from the date hereof until December 31, 1998, interest only on the outstanding principal amount hereof at the rate of six percent (6%) per annum, calculated on the basis of a year of twelve 30-day months, payable monthly in arrears on the last day of each month;

         2. During the period from January 1, 1999, to December 31, 2013, constant monthly payments in arrears on the last day of each month in the amount of $265,533, applied first to interest on the outstanding principal amount hereof at the rate of fifteen percent (15%) per annum, calculated on the basis of a year of twelve 30-day months, and the balance of each such monthly payment applied to the reduction of the outstanding principal balance hereof; and

         3. In addition to and not in substitution for or reduction of the foregoing payments of interest, on the Maturity Date, a sum equal to twenty-five percent (25%) of the Gross Appraised Value (as hereinafter defined) of the Leasehold (as hereinafter defined on the Maturity Date (the "Contingent Interest").

         For the purposes of this Note, the following terms shall have the following meanings:
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         "Appraisal" means a written report of an Appraiser conducted in accordance with the professional standards and methods prescribed by The Appraisal Institute, or any successor professional organization.

         "Appraiser" means Landauer Associates Inc. or any successor firm thereto, or such other firm of nationally recognized independent real estate appraisers as may be selected by and acceptable to the holder hereof, whose work is conducted by or under the supervision of a member in good standing of The Appraisal Institute.

         "Gross Appraised Value" shall mean the value determined by an Appraiser, on the basis of an Appraisal completed not more than 90 days prior to the Maturity Date, of the value on the Maturity Date of the leasehold under the Lease (the "Leasehold") to the lessee thereunder from the date of the Appraisal to the date of expiration of the Lease, without taking into account any deductions from the income realizable by the lessee thereunder in respect of rentals under the Lease payable to the lessor thereunder or debt service on any mortgage or deed of trust secured by the leasehold as collateral, with a capitalization rate assigned to such income stream and a discount factor applied to determine the present value thereof in accord with then prevailing rates in the marketplace for comparable properties.

         "Installment" shall mean each of the periodic payments, whether of Interest or of Principal, due in accordance with the terms of this Note.

         "Installment Payment Date" shall mean any date on which a periodic payment is due in accordance with the terms of this Note, whether such payment consists of Interest or Principal or both.

         "Lease" means that certain Lease Agreement dated as of June 22, 1982, between Corporate Property Investors, as Lessor, and 305-313 East 47th Street Associates, as Lessee, as it may be amended from time to time.

         "Leasehold" means the leasehold estate of the lessee under the Lease and, for purposes of any Appraisal, shall also mean the right to the use and occupancy of any improvements then existing on the land demised under the Lease.

         "Maturity Date" means December 31, 2013, or any earlier or later date to which the final payment of this Note may be
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extended or any earlier date on which all of the Principal of and Interest on this Note have been or are required to be paid in full.

         "Mortgage" means the Amended and Consolidated Mortgage dated as of January 1, 1984, from the undersigned to Corporate Property Investors, encumbering property located in the Borough of Manhattan, County and State of New York.

         If any amount due hereunder on any Installment Payment Date or on the Maturity Date is not paid within 15 days after the date on which it is due, the undersigned shall also pay to the holder of this Note, upon demand and to the extent permitted by law, (a) interest on the amount not paid, from the date such amount was due until the date such amount is paid in full, at the time prevailing rate for Interest on this Note plus two per cent (2%) per annum, plus
(b) with respect to any Installment payable prior to the Maturity Date, an amount equal to four per cent (4%) of such unpaid Installment to defray the expense incurred by such holder in handling and processing such delinquent payment.

         This Note may not be voluntarily prepaid, either as to Principal, Interest or Contingent Interest, prior to the Maturity Date. In the event that, upon default in performance under the Mortgage or the occurrence of any other event under the Mortgage requiring or resulting in the acceleration of the payment of the Principal or Interest (including Contingent Interest) to a date earlier than December 31, 2013, the holder hereof shall be entitled to the payment hereunder of an amount equal to the difference between (a) Interest which would have accrued on the Principal balance unpaid at the rates specified herein from the date of such acceleration to December 31, 2013, and (b) interest which the holder hereof would have received if the Principal so prepaid had been invested, on the date of acceleration, in United States Treasury securities having a maturity date on (or as close as possible to) December 31, 2013.

         The undersigned waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys' fees.

         The undersigned shall perform and comply with each of the covenants of the undersigned contained in this Note, the Mortgage and any other instrument evidencing or securing payment of Principal, Interest (including Contingent Interest) and all other sums due pursuant to this Note or
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the Mortgage (hereinafter collectively called the "Debt"). The holder of this
Note may, at its option, declare the Debt due upon a default under the Mortgage or any other instrument evidencing, securing or guaranteeing payment of the Debt.

         No release of any security for the Debt nor any extension of time for payment of any Installment nor any alteration, amendment or waiver of any provision of this Note, the Mortgage or any other instrument evidencing, securing or guaranteeing payment of the Debt entered into between any holder of this Note and any other person or party, shall release, modify, or affect the liability of the undersigned under this Note.

         The liability of the undersigned and its partners for failure to perform its obligations hereunder or under the Mortgage and the other instruments described therein is expressly limited to the security for the payment of the Debt, the same being all the properties, rights and estates subject to the Mortgage and the other instruments described therein.

         This Note may not be changed orally.

         The undersigned represents that the undersigned has full power, authority and legal right to execute and deliver this Note and that the Debt constitutes a valid and binding obligation of the undersigned.

         This Note is given in replacement of a Mortgage Note dated January 1, 1984, which Note consolidated the indebtedness of the undersigned to Corporate Property Investors under that certain Mortgage Note dated as of June 22, 1982, in the principal amount of $4,209,834, plus interest accrued thereon to December 31, 1983, in the amount of $1,094,233.60, and under that certain Mortgage Note dated as of July 1, 1982 in the maximum principal amount of $16,790,166, plus interest accrued thereon to December 31, 1983, in the amount of $1,039,343.13. Provided the undersigned is not in default under the Mortgage, it shall be entitled to advances hereunder from time to time after the date hereof to the extent of the amount by which the aggregate principal amount of this Note exceeds the aggregate of the foregoing amounts of Principal and accrued Interest.

         For the convenience of the holder hereof, the amount of the Principal of and accrued Interest from time to time outstanding on this Note may be annotated on a schedule
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attached hereto and hereby made a part hereof, but the loan records of the holder hereof shall always be the sole and exclusive record of the amounts thereof evidenced hereby.

         The terms of this Note shall be construed in accordance with and governed by the laws of the State of New York.

         This Note is secured by the Mortgage.

                             303-313 EAST 47TH STREET ASSOCIATES

                             By:    Corporate Realty Consultants, Inc.,
                                    General Partner

                             By:    ___________________________________
                                    Vice President and General Counsel

                             By:    767 Fifth Avenue Management, Inc.,
                                    General Partner

                             By:    ___________________________________
                                    Vice President and General Counsel